UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report(Date of earliest event reported) March 13, 1997 February 25, 1997




                                ULTIMISTICS, INC.
             (Exact name of registrant as specified in its charter)





         Delaware                     033-25763-FW                75-2254390
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               file number)           Identification No.)




                            230 Park Ave., Suite 1000
                            New York, New York 10169
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (212) 309 8707










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Item 1.  Changes in Control of Registrant

See the Company's press release dated February 25, 1997, attached as Exhibit 1.


Item 5. Other Events

None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           UTIMISTICS, INC.
                                            (Registrant)



Dated: March 13, 1997


                                       By: /s/ Frederic Hassid
                                           Frederic Hassid
                                           President and Chief Executive Officer














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Exhibit 1








Tuesday February 15, 6:03 PM EDT

       Fairbanks Announces Acquisition of Controlling Interest in Public
                               Real Estate Company


PALM BEACH, FLA., Feb. 25 /PRNewswire/ -- Fairbanks Inc., an OTC Bulletin Board Company, announced today that it has acquired 74% of the issued and outstanding common stock of Ultimistics Inc. in exchange for 7,706,472 shares of Fairbanks common stock, par value $.0001. Fairbanks acquire the common stock through privately negotiated transactions with certain Ultimistics shareholders. Ultimistics is a publicly traded real estate company engaged in the rental and sale of real estate located in France. Ultimistics has real estate holdings in France appraised at approximately U.S. $40 million.

Fairbanks is also engaged in negotiations not yet concluded to acquire, for stock, an active operating U.S. company to assist with the management and operations of Ultimistics as well as its current operations.

SOURCE Fairbanks, Inc.


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